Exhibit 5.1

[Fox Rothschild LLP Letterhead]

May 24, 2024

Cyclo Therapeutics, Inc.

6714 NW 16th St. Suite B

Gainesville, Florida 32653

Re:	Cyclo Therapeutics, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Cyclo Therapeutics, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of the following securities of the Company with an aggregate offering price of up to $100,000,000: (i) shares of the Company’s common stock, par value $0.0001 per share, in one or more series (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.0001 per share, in one or more series (the “Preferred Stock”); (iii) warrants for the purchase of Common Stock or Preferred Stock (the “Warrants”); and (iv) units consisting of one or more of the following securities: Common Stock, Preferred Stock, and Warrants (the “Units”). The Common Stock, Preferred Stock, Warrants, and Units are collectively referred to as the “Securities.” The offering of the Securities will be as set forth in the base prospectus contained in the Registration Statement and supplements to such prospectus (collectively, the “Prospectus”).

In connection with this opinion, we have examined instruments, documents, certificates and records which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed including (a) the Registration Statement, including the exhibits thereto, (b) the Company’s Articles of Incorporation, as amended to date, (c) the Company’s Bylaws, (d) certain resolutions of the Board of Directors of the Company and (e) such other documents, corporate records, and instruments as we have deemed necessary for purposes of rendering the opinions set forth herein.

As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, including signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology); (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (e) a Prospectus (including all prospectus supplements) will have been prepared and filed with the Commission describing the Securities offered thereby; (f) all Securities will be issued and sold in compliance with applicable laws and in the manner stated in the Registration Statement and any required post-effective amendment thereto and the Prospectus (including the applicable prospectus supplement); (g) any Warrants will be issued under one or more Warrant Agreements, which will state that New York law governs; (h) any Units will be issued under one or more Unit Agreements, which will state that New York law governs; and (i) the Securities will be delivered against payment of valid consideration therefor, and in accordance with the terms of the applicable corporate action authorizing such sale and any applicable underwriting agreement, purchase agreement or similar agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the Warrant Agreement for any Warrants or any Unit Agreement for any Units, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such Warrant Agreement or Unit Agreement; that such Warrant Agreement or Unit Agreement has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such Warrant Agreement or Unit Agreement with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement or Unit Agreement.

Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that:

1.

When (a) the Board of Directors of the Company or an authorized and duly formed committee thereof (collectively, the “Board of Directors”) has taken all necessary corporate action to authorize and approve the issuance and sale of any shares of Common Stock or Preferred Stock (and, with respect to Preferred Stock, to approve a certificate of designations with respect thereto), (collectively, the “Offered Stock”); (b) with respect to Preferred Stock, the relevant approved certificate of designations (the “Certificate of Designations”) has been filed in the office of the Secretary of the State of Nevada; and (c) the Company has received such consideration per share of Offered Stock as has been prescribed by the Board of Directors, such shares of Offered Stock including, without limitation, shares of Common Stock or Preferred Stock issuable (x) upon the due and proper conversion of any validly issued Preferred Stock, or (y) upon the due and proper exercise of validly issued Warrants, such Securities will be validly issued, fully paid and nonassessable.

2.

When the applicable Warrant Agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered by the Company, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable Warrant Agreement and authorized by all necessary corporate action of the Company, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable Warrant Agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be legally valid and binding obligations of the Company under the laws of the State of New York, enforceable against the Company in accordance with their terms.

3.

When the applicable Unit Agreement has been duly authorized by all necessary corporate action of the Company and duly executed and delivered by the Company, and when the specific terms of a particular issuance of Units have been duly established in accordance with the terms of the applicable Unit Agreement and authorized by all necessary corporate action of the Company, and such Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable Unit Agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Units have been duly authorized and reserved for issuance by all necessary corporate action), such Units will be legally valid and binding obligations of the Company under the laws of the State of New York, enforceable against the Company in accordance with their terms.

In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinion that any document is legal, valid and binding is qualified as to, and we give no opinion with respect to: (i) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers); (ii) right to indemnification and contribution, which may be limited by applicable law or equitable principles; (iii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, conscionability, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether the applicable agreements are considered in a proceeding in equity or at law; and (iv) any provisions relating to the choice of forums for resolving disputes.

We express no opinion as to the laws of any jurisdiction, other than the law of the State of New York and the Nevada General Corporation Law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours, /s/ Fox Rothschild LLP